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                                                                 Exhibit 99.5

                                  CONSENT

     The undersigned hereby consents to his nomination to serve as a Director of Pacific Community Banking Group, a California corporation, and to all references to him and to his professional history, including but not limited to his biography in the prospectus that is included or made a part of this Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and any amendment thereto.


Dated as of ________________, 1999.


                                                /s/ Harold R. Williams, Jr.
                                             --------------------------------
                                             By:   Harold R. Williams, Jr.